Exhibit 99.1
1Q24 Earnings Conference Call April 24, 2024

Safe Harbor Statement 2 “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Presentation relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1Q24 Financial Highlights

($ in 000s, except for EPS)

	1Q24		4Q23		1Q23	
Net Interest Income	$42,397		$46,085		$45,262	
Provision for Credit Losses	592		998		7,508	
Noninterest Income	3,084		7,402		6,857	
Noninterest Expense	39,892		40,735		39,156	
Income Before Income Taxes	4,997		11,754		5,455	
Provision for Income Taxes	1,313		3,655		1,411	
Net Income	3,684		8,099		4,044	
GAAP EPS	$0.12		$0.27		$0.13	
Core EPS[1]	$0.14		$0.25		$0.06	
GAAP NIM FTE	2.06	%	2.29	%	2.27	%
NIM FTE	2.06		2.31	%	2.25	
NCOs/Average Loans	-	%	-	%	0.54	%
NPAs/Assets	0.53		0.54		0.50	
Criticized and Classified Loan/Loans	0.87		1.11		0.84	
30-89 Day Delinquencies/Total Loans	0.24		0.25		0.16	

- Net Interest Margin impacted by high cash balances, slow loan closings, and CD repricing
- Episodic items[2] totaled $1 million in 1Q24, $3 million in 4Q23, and $1 million in 1Q23
- Noninterest income in 4Q23 includes net realized gains on the sale of assets and other dividends from nonqualified plans that are expected to normalize in future periods
- Noninterest expense increased only 1.9% YoY, but declined 2.1% QoQ
- Credit quality remains excellent

FFIC FLUSHING Financial Corporation

[1] See Reconciliation of GAAP Earnings to Core Earnings - Quarters

[2] Episodic items include prepayment penalty income, customer swap termination fees, net reversals and recoveries of interest from nonaccrual loans, net gains and losses from fair value adjustments on qualifying hedges, and purchase accounting accretion

3

▪ Conservative Underwriting Leads to Excellent Asset Quality – $4,000 or less than 1 basis point of quarterly net charge offs – 24 bps of 30-89 day delinquencies – Criticized and classified loans down 23% QoQ and were only 87 basis points of loans – NPAs flat QoQ and are only 53 basis points of assets ▪ Drivers of the credit performance – Conservative underwriting – 89% of the loan portfolio secured by real estate – Average LTVs of less than 36% – 1.8x DCR for multifamily and investor commercial real estate (67% of total loans) – Strong sponsor support 4 Continued Strong Credit Quality

▪ Over two decades and multiple credit cycles, Flushing Financial has a history of better than industry credit quality ▪ Average LTVs on the Real Estate portfolio is less than 36%4 – Only $38.2 million of real estate loans (0.6% of gross loans) with an LTV of 75% or more4 ; $9.2 million have mortgage insurance Net Charge-offs Significantly Better Than the Industry; Strong DCR NCOs / Average Loans1 1 “Industry” includes FDIC insured institutions from “FDIC Statistics At A Glance” through December 31, 2023 2 Based on most recent Annual Loan Review 3 Based upon a sample size of 74% of multifamily and investor real estate loans as of December 31, 2023 4 Based on appraised value at origination 5 Noncurrent Loans / Loans -0.50% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1Q24 FFIC Industry 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 0.00% 20.00% 40.00% 60.00% 80.00% 100. 0% 120. 0% 2001 2003 2005 2007 2009 2011 2013 2015 2017 2019 2021 2023 1Q24 FFIC Industry Weighted average debt coverage ratios (DCR) for Multifamily and Investor CRE portfolios at ~1.8x2 - 200 bps shock increase in rates produces a weighted average DCR of ~1.46x3 - 10% increase in operating expense yields a weighted average DCR of ~1.74x3 - 200 bps shock increase in rates and 10% increase in operating expenses results in a weighted average DCR ~1.313 - In all scenarios, weighted average LTV is less than 50%3

0.50% 0.47% 0.45% 0.54% 0.53% 0.32% 0.34% 0.40% 0.39% 0 .0 0% 0 .1 0% 0 .2 0% 0 .3 0% 0 .4 0% 0 .5 0% 0 .6 0% 0 .7 0% 0 .8 0% 0 .9 0% 1 .0 0% 1Q23 2Q23 3Q23 4Q23 1Q24 FFIC Peer Median* 6 Low Risk Credit Profile Results NPAs / Assets Criticized and Classified Loans / Gross Loans 30-89 Day Delinquencies /Total Loans ACL by Loan Segment (1Q24) $2,623 $1,925 $516 $267 $61 $16 $1,412 0.40% 0.46% 0.31% 0.32% 0.26% 8.66% 1.23% -70.00% -60.00% -50.00% -40.00% -30.00% -20.00% -10.00% 0.00% 10.00% Multifamily Residential Commercial Real Estate 1-4 Family - Mixed Use 1-4 Family - Residential Construction Small Business Administration Commercial Business and Other Loan Balance ($MM) ACLs / Loans 52.5% LTV on 1Q24 NPAs Peer data through 4Q23; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY 0.84% 0.71% 1.08% 1.11% 0.87% 1.83% 1.60% 1.72% 3.09% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% 1Q23 2Q23 3Q23 4Q23 1Q24 FFIC Peer Median* 0.16% 0.13% 0.21% 0.18% 0.18% 0.25% 0.24% 0.29% 0.27% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 1Q23 2Q23 3Q23 4Q23 1Q24 30-89 Day Delinquencies/Total Loans Peer Median*

7 Excellent Credit Quality In Key Portfolios Portfolio Data Points Multifamily Investor CRE Office NPLs/Loans 0.18% 0% 0% Criticized and Classified Loans/Loans 54 bps 5 bp 6 bps Weighted Average DCR: 1.8x 1.9x 2.0x Portfolio Size: $2.6 billion $1.9 billion $234 million Average Loan Size: $1.2 million $2.5 million $3.1 million

Low Risk Multifamily Loan Portfolio

Multifamily Ratios vs Peer Banks[1]


Criticized and Classified Multifamily Loans / Total Multifamily Loans
0.27%
13.80%
4.54%
0.00%
0.59%
1.79%
0.32%
8.31%
0.18%
16.99%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9


Multifamily LLRs / Criticized and Classified Multifamily Loans
147%
5%
4%
0%
138%
52%
219%
10%
389%
4%
FFIC
Peer 1
Peer 2
Peer 3
Peer 4
Peer 5
Peer 6
Peer 7
Peer 8
Peer 9

Loan Rating Criteria

- We employ a quantitative model to determine loan risk rates for real estate loans
- The model consists of four factors: property condition, current DCR, current LTV, and loan payment history with DCR and LTV combining for 70% of the weight
- The model output cannot be manually overridden to improve the risk rating, but can be downgraded

Multifamily Credit Quality Statistics[2]

- 30-89 day delinquencies of are 0.41% of total multifamily loans
- NPL loans are 0.18% of total multifamily loans
- Criticized and Classified loans to multifamily loans are 0.54%
- LLRs to multifamily criticized and classified loans are 75%

FFIC FLUSHING Financial Corporation

[1] Chart data as of December 31, 2023; Peers include: BKU, DCOM, FLIC, HNVR, KRNY, NFBK, NYCB, PFS, and VLY
[2] As of March 31, 2024

8

Compression of GAAP & Core NIM and Closing vs Satisfaction Yields Spreads QoQ 9 GAAP NIM FTE 2.27% 2.18% 2.22% 2.29% 2.06% See Appendix for definitions of Core NII FTE, Core NIM, and Core Loan Yields 1 Closings and Satisfactions Yields exclude PPP loans Closings vs Satisfaction Yields1 7.01% 7.14% 7.48% 7.69% 7.20% 5.88% 5.68% 5.93% 6.12% 6.51% 1.13% 1.46% 1.55% 1.57% 0.68% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 1Q23 2Q23 3Q23 4Q23 1Q24 Yield on Closings Yield on Satisfactions Spread $45.0 $43.3 $42.8 $46.6 $42.4 2.25% 2.17% 2.13% 2.31% 2.06% 4.80% 4.99% 5.26% 5.59% 5.45% 2.30% 2.68% 2.94% 3.10% 3.27% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 1Q23 2Q23 3Q23 4Q23 1Q24 Core NII FTE Core NIM FTE Core Loan Yields Core Deposit Yield Net Interest Income and NIM ($ Millions)

13.2% 12.3% 12.5% 12.7% 11.8% 28.9% 29.4% 28.0% 26.8% 27.3% 2.0% 1.8% 1.7% 1.6% 1.5% 30.3% 25.4% 23.2% 23.6% 24.4% 24.7% 29.7% 33.6% 34.0% 34.0% 1.0% 1.4% 1.0% 1.3% $6,810 1.0% $6,900 $6,819 $6,884 $7,081 0 1 00 0 2 00 0 3 00 0 4 00 0 5 00 0 6 00 0 7 00 0 8 00 0 1Q23 2Q23 3Q23 4Q23 1Q24 Noninterest Bearing NOW Accounts Savings Money Market CDs Mortgage Escrow Average Total Deposits Expand YoY and QoQ 10 Total Average Deposits ($ Millions) ▪ Average total deposits increased 4.0% YoY and 2.9% QoQ with QoQ growth in NOW, money market, and CDs ▪ Average noninterest bearing deposits are 11.8% of average total deposits, down from 13.2% a year ago ▪ 1Q24 checking account openings down 20.6% YoY, but higher than 2022 levels Average Noninterest Bearing Deposits ($ Millions) Deposit Costs 2.29% 2.68% 2.94% 3.10% 3.27% $896.5 $849.7 $851.7 $873.3 $834.2 - 100 100 300 500 700 900 1100 1300 1Q23 2Q23 3Q23 4Q23 1Q24

11 CDs Continue to Reprice ▪ CDs have a weighted average rate of 4.56%1 as of March 31, 2024 ▪ Current CD rates are approximately 3.75%-4.25% ▪ Approximately 95%1 of the CD portfolio will mature within one year – $449.7 million in 2Q24 at 4.15%1 – $579.4 million in 3Q24 at 4.89% – $495.4 million in 4Q24 at 5.01% – $144.4 million in 1Q25 at 4.44% ▪ Historically, we retain a high percentage of maturing CDs Total CDs of $2.5 Billion; Repricing Dates with Weighted Average Rate1 1 Excludes $775.8MM of CDs with interest rate hedges 4.15% 4.89% 5.01% 4.44% 3.50% 2Q24 3Q24 4Q24 1Q25 Later

▪ Floating rate loans include any loans (including back-to-back swaps) tied to an index that reprices within 90 days; Including interest rate hedges of $500 million, $1.7 billion or ~25% of the loan portfolio is effectively floating rate ▪ Through 2026, loans to reprice ~212-225 bps higher assuming index values as of March 31, 2024 ▪ ~18% of loans reprice (~25% including all loan portfolio hedges) with every Fed move and an additional 10-15% reprice annually $1,228 $583 $767 $750 7.40% 4.70% 4.31% 4.36% 7.50% 6.82% 6.55% 6.61% - 20 0 40 0 60 0 80 0 1,0 00 1,2 00 1,4 00 Floating 2024 2025 2026 Adjustable Loan Repricing Maturing Fixed Rate Total Loan Repricing Current Rate Repricing Rate Effective Floating Rate Loans Rise are ~25% of the Loan Portfolio; Significant Repricing to Occur Through 2026 12 Loan Repricing ($ Millions) +212 bps +224 bps +225 bps

13 Interest Rate Hedges Provide Income and Reduce Rate Sensitivity Swap Type Notional ($ Million) 1Q24 Avg Bal ($ Million) 1Q24 Yield with Swaps 1Q24 Yield Without Swaps Net Benefit Investments $200.0 $1,119.1 4.53% 4.25% +0.28% Loans $700.8 $6,804.1 5.46% 5.23% +0.23% Funding $776.8 $7,849.1 3.42% 3.77% +0.35% ▪ The $1.7 billion of total interest rate hedges has annualized net interest income of $42.7 million as of March 31, 2024 ▪ The net benefit will expand if the Fed raises rates or compress if the Fed cuts rates ▪ Only $51 million of funding hedges are due to mature in 2024 at a weighted average rate of 1.32% and will largely be replaced with $50 million of forward starting funding hedges at a rate of 0.80% 1 Annualized; Does not include $734.4 million of customer back-to-back loan swaps and $50 million of forward starting funding swaps that become effective in 2Q24

$22.80 $23.14 $23.06 $23.21 $23.04 10.36% 10.36% 10.14% 10.25% 10.32% 8.56% 8.54% 8.51% 8.47% 8.32% 0.00% 5.00% 10.00% 15.00% 20.00% 25.00% 30.00% $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 $24. 00 1Q23 2Q23 3Q23 4Q23 1Q24 Book Value Per Share CET1 Ratio Leverage Ratio Book Value and Tangible Book Value Per Share Growth YoY 14 1.1% YoY Book Value Per Share Growth 1.1% YoY Increase in Tangible Book Value Per Share $22.14 $22.47 $22.39 $22.54 $22.39 7.72% 7.70% 7.56% 7.64% 7.40% 6.70% 6.90% 7.10% 7.30% 7.50% 7.70% 7.90% 8.10% 8.30% 8.50% 8.70% $15. 00 $16. 00 $17. 00 $18. 00 $19. 00 $20. 00 $21. 00 $22. 00 $23. 00 1Q23 2Q23 3Q23 4Q23 1Q24 Tangible Book Value Per Share Tangible Common Equity/Tangible Assets

Strong Asian Banking Market Focus 18% of Total Deposits $41B Deposit Market Potential (~3% Market Share1 ) 9.8% FFIC 5 Year Asian Market CAGR vs 3.3%1 for the Comparable Asian Markets Asian Communities – Total Loans $746 million and Deposits $1.3 billion Multilingual Branch Staff Serves Diverse Customer Base in NYC Metro Area Growth Aided by the Asian Advisory Board Sponsorships of Cultural Activities Support New and Existing Opportunities 1 As of June 30, 2023; Latest FDIC Data One Third of Branches are in Asian markets 15

▪ Lunar New Year Parade in Flushing ▪ Tangram Mall Lunar New Year with Tote Bag 16 Key Community Events During 1Q24

▪ Balance Sheet – Expect stable loans – Focused on improving funding mix; expect normal seasonal funding patterns ▪ Net Interest Income – Expecting NIM is close to a bottom (assuming stable Fed rates) • Will depend primarily on the loan closings and CD repricing • $1.7 billion of retail CDs to mature over the next year at a weighted average rate of 4.69%; closer to market rates – Scheduled $583 million of loans to reprice 212 bps in 2024 (based on March 31, 2024 index values) ▪ Noninterest Income – Approximately $38.9 million of back-to-back swaps in the loan pipeline; banking services fee income to benefit in the quarter as these loans close ▪ Noninterest Expense – 2024 Core noninterest expense expected to rise low to mid single digits from the 2023 base of $151.4 million ▪ Effective Tax Rate – Expecting mid 20s% for 2024 17 Outlook

Drivers to Improve Profitability Profile 18 These Actions Should Improve Profitability to a Double Digit ROAE Over Time ▪ Profitability is pressured due to the impact of higher rates on net interest margin – Net interest margin improvement can come from: • Areas We Control – Improving lending spreads on new originations and are willing to sacrifice volume to enhance profitability – Loans to continue to reprice higher by approximately 200 bps – Asset and loan mix – Limiting expansion of funding costs through lower CD rates • Market Impacts – A positively sloped yield curve will help to reduce funding costs and/or increase the yield on assets – A reduction in interest rates should also help reduce the pressure on funding costs – Continued focus on bending the expense curve – Maintain strong credit quality

19 ▪ Areas of Focus – Increase NIM and Reduce Volatility • Loan and CD repricing • Focusing on noninterest bearing deposits – Maintain Credit Discipline • Low risk profile • Conservative loan underwriting • History of low credit losses • Minimal exposure to Manhattan office buildings – Preserve Strong Liquidity and Capital • Low uninsured and uncollateralized deposits with high available liquidity • Favorable capital ratios – Bend the Expense Curve • Low expense growth in 1Q24 ▪ Environment Remains a Challenge • Uncertain interest rate outlook • Weak loan demand at reasonable spreads that fit our underwriting standards Key Takeaways – Staying Disciplined in a Challenging Environment

Appendix 20

Digital Banking Usage Continues to Increase

18%
Increase in Monthly Mobile Deposit Active Users
March 2024 YoY

~30,000
Users with Active Online Banking Status
1%
March 2024 YoY Growth

18%
Digital Banking Enrollment
March 2024 YoY Growth

Internet Banks
iGObanking and BankPurely national deposit gathering platforms
~2% of Average Deposits in March 2024

Numerated
Small Business Lending Platform
$2.3MM of Commitments in 1Q24

~11,700
Zelle® Transactions
~$4.2MM
Zelle Dollar Transactions in March 2024

Technology Enhancements Remain a Priority to Grow Customer Base and Increase Engagement

FFIC FLUSHING Financial Corporation
21

Annual Financial Highlights

	2023	2022	2021	2020	2019	2018
Reported Results						
EPS	$0.96	$2.50	$2.59	$1.18	$1.44	$1.92
ROAA	0.34 %	0.93 %	1.00 %	0.48 %	0.59 %	0.85 %
ROAE	4.25	11.44	12.60	5.98	7.35	10.30
NIM FTE	2.24	3.11	3.24	2.85	2.47	2.70
Core[1] Results						
EPS	$0.83	$2.49	$2.81	$1.70	$1.65	$1.94
ROAA	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %	0.85 %
ROAE	3.69	11.42	13.68	8.58	8.42	10.39
NIM FTE	2.21	3.07	3.17	2.87	2.49	2.72
Credit Quality						
NPAs/Loans & REO	0.67 %	0.77 %	0.23 %	0.31 %	0.24 %	0.29 %
LLRs/Loans	0.58	0.58	0.56	0.67	0.38	0.38
LLR/NPLs	159.55	124.89	248.66	214.27	164.05	128.87
NCOs/Average Loans	0.16	0.02	0.05	0.06	0.04	-
Criticized & Classifieds/Loans	1.11	0.98	0.87	1.07	0.66	0.96
Capital Ratios						
CET1	10.25 %	10.52 %	10.86 %	9.88 %	10.95 %	10.98 %
Tier 1	10.93	11.25	11.75	10.54	11.77	11.79
Total Risk-based Capital	14.33	14.69	14.32	12.63	13.62	13.72
Leverage Ratio	8.47	8.61	8.98	8.38	8.73	8.74
TCE/TA	7.64	7.82	8.22	7.52	8.05	7.83
Balance Sheet						
Book Value/Share	$23.21	$22.97	$22.26	$20.11	$20.59	$19.64
Tangible Book Value/Share	22.54	22.31	21.61	19.45	20.02	19.07
Dividends/Share	0.88	0.88	0.84	0.84	0.84	0.80
Average Assets ($B)	8.5	8.3	8.1	7.3	6.9	6.5
Average Loans ($B)	6.8	6.7	6.6	6.0	5.6	5.3
Average Deposits ($B)	6.9	6.5	6.4	5.2	5.0	4.7

[1] See Reconciliation of GAAP Earnings and Core Earnings in Appendix

FFIC FLUSHING Financial Corporation

22

Over a 28 Year Track Record of Steady Growth Core EPS ($) Dividends per Share ($) 2 Tangible Book Value per Share ($) Assets ($B) Total Gross Loans ($B) Total Deposits ($B) $- $0.88 1995 2000 2005 2010 2015 2020 2023 1Q24 $- $0.14 1995 2000 2005 2010 2015 2020 2023 1Q24 $0.6 $7.3 1995 2000 2005 2010 2015 2020 2023 1Q24 $0.3 $6.8 1995 2000 2005 2010 2015 2020 2023 1Q24 $0.7 $8.8 1995 2000 2005 2010 2015 2020 2023 1Q24 9% CAGR 12% CAGR 9% CAGR 4% CAGR1 14% CAGR1 $4.86 $22.39 1995 2000 2005 2010 2015 2020 2023 1Q24 6% CAGR Note: Acquisition of Empire Bancorp in 2020 (loans and deposits acquired of $685MM and $854MM, respectively; assets acquired of $982MM) 23 1 Calculated from 1996-2023 2 Annualized

Approach to Real Estate Lending: Low Leverage & Shared Philosophy 24 Our Conservative Lending Profile Has Served Us Well Over Many Cycles ▪ Since 1929, we have a long history of lending in metro New York City – Historically, credit quality has outperformed the industry and peers • From 2001-2023, median NCOs to average loans has been 4 bps compared to 52 bps for the industry • Median noncurrent loans to total loans has been 37 bps compared to 130 bps for the industry over the same period ▪ The key to our success is shared client philosophy – Our clients tend to have low leverage (average LTV is <36%) and strong cash flows (DCR is 1.8x for multifamily and CRE1 ) – Multigenerational– our clients tend to build portfolio of properties; generally, buy and hold – Borrowers are not transaction oriented – average real estate loan seasoning is over 8 years, which is generally passed the 5-year reset for multifamily and investor CRE loans – We do not attract clients who are short term borrowers, who want funds on future cash flows, or who are aggressively trying to convert rent regulated units into market rents 1 Based on annual loan reviews

Loans Secured by Real Estate Have an Average LTV of ~36% Manhattan Office Buildings are Approximately 0.5% of Net Loans and All Are Performing Data as of March 31, 2024 38% 11% 10% 8% 8% 6% 5% 4% 2% 2% 2%1%1% 1% 1% Multifamily: 38.0% Non Real Estate: 11.0% Owner Occupied CRE: 10.0% One-to-four family - Mixed Use: 8.0% General Commercial: 8.0% CRE - Strip Mall: 6.0% CRE - Shopping Center: 5.0% One-to-four family - Residential: 4.0% CRE - Single Tenant: 2.0% Industrial: 2.0% Office - Multi Tenant: 2.0% Health Care/Medical Use: 1.0% Commercial Special Use: 1.0% Construction: 1.0% Office - Single Tenant: 1.0% $6.8B Total Portfolio 89% Real Estate Based 25

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 26 Multifamily: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $2.6 billion Average Loan Size: $1.2 million Current Weighted Average Coupon: 4.81% Weighted Average LTV: 45% % of Loans with LTV >75% 0% Weighted Average DCR: 1.8x NPLs/Loans 0.18% 30-89 Day Delinquent/Loans 0.41% Criticized and Classified Loans/Loans 54 bps Underwriting Standards at Origination

Multifamily: Manageable Repricing Risk

Actual Repricing

($000s)	At Origination 2019	At Origination Stressed	At Reprice Date CAGR	At Reprice Date 2023
Purchase Price:	$7,500			$7,500
Loan Amount:	$4,250	$3,824		$3,824
LTV:	56.7%			51.0%
Rate:	3.75%	5.75%		6.45%
Annual Payment:	$159	$301		$324
Income:	725	848	4%	848
Expense:	362	423	4%	423
NOI:	$363	$425		$425
DCR:	2.28	1.41		1.31

NOI Sensitivity

	CAGR	2023	CAGR	2023
Loan Balance:		$3,824		$3,824
Repricing Rate:		6.45%		6.45%
Annual Payment:		$324		$324
Income:	4%	848	4%	848
Expense:	6%	458	8%	492
NOI:		$390		$356
DCR:		1.20		1.10

Key Data Points

- During 2023, $296 million of loans repriced ~196 bps higher to 6.61%; all loans repriced to contractual rate
- For the remained of 2024, $245.9 million of loans are forecasted to reprice 237 bps higher to a weighted average rate of 6.73%[1]
- Example of a typical 2023 loan repricing:
  - Income and expense increased at an approximate 4% CAGR
  - Rate resets to FHLB 5-yr advance + 225 bps
  - NOI sensitivity provided for illustrative purposes only; actual expense CAGR has been 4%

[1] Based on underlying index value on March 31, 2024

FFIC FLUSHING Financial Corporation
27

Debt Coverage Ratio Details1 Multifamily weighted average DCR 1.8x2 Amount of loans with a DCR of 1.0-1.2x $126.7 million3 LTV of loans with a DCR of 1.0-1.2x 49.5% Amount of loans with a DCR <1.0x $22.9 million3 LTV of loans with a DCR <1.0x 38.9% Of the loans with a DCR <1.2x: • None have an LTV >70% • $14 million have an LTV >60% • No loans are criticized or classified • Average seasoning is about 6.8 years 28 Multifamily: DCR Risks Are Well Contained 1 Data as of December 31, 2023 2 Based on annual loan reviews 3 Excludes co-ops ▪ Underwriting assumes higher rates at origination leading to strong DCRs ▪ Low amount of loans with DCRs less than 1.2x and minimal amount below 1.0x ▪ Borrowers have significant equity positions in these loans, especially for those with DCRs less than 1.0x ▪ Credit performance is favorable with no criticized, classified, or delinquent loans more than 30 days ▪ Only $28.4 million of loans with a DCR <1.2x are due to reprice in 2024 with a weighted average coupon of 4.78% ▪ $59.9 million are fixed rate or due to reprice in 2028 or later Key Data Points1

29 Multifamily: Minimal Interest Only; High Quality Performance 1 As of December 31, 2023 2 Excludes co-ops ▪ Interest only loans are typically only offered to relationship customers who have a prior history with the Bank ▪ A client requests an interest only loan when cash flows early in the project are low and will increase after improvements occur ▪ Significant equity or multiple properties are offsetting factors ▪ Loans are generally interest only for 1-3 years and then become fully amortizing ▪ Underwritten based a fully amortizing basis ▪ Credit performance is stellar with no delinquencies greater than 30 days, no criticized, and no classified loans Interest Only Loan Details Key Data Points 1 Total interest only loans $262.8 million Weighted average LTV 49.1% Weighted average DCR 2.6x Amount of loans with a DCR <1.2x $02 30-89 Day Delinquent/Loans $0 Criticized and Classified Loans/Loans $0 Amount of loans to become fully amortizing in 2024 • $137.2 million • DCR of 3.5x current and ~2.2x when fully amortized

Key Data Points 30 Multifamily: Rent Regulated Portfolio – Granular and Low Risk Portfolio Data Points1 Portfolio Size: $1.6 billion Average Loan Size: $1.3 million Current Weighted Average Coupon: 4.75% Weighted Average LTV: 48% % of Loans with LTV >75% 0% Weighted Average DCR: 1.8x2 Average Seasoning: 7.2 years 30-89 Day Delinquent $3.4 million Criticized and Classified Loans $3.2 million Buildings that are 100% rent regulated $787 million Buildings that are 50-99% rent regulated $527 million Buildings that are <50% rent regulated $306 million ▪ New York City area has a shortage of affordable housing creating the need for rent regulated units; annual the Rent Guidelines Board establishes rental increases for these units ▪ Loans that contain rent regulated properties are about two thirds of the multifamily portfolio ▪ This portfolio is very granular with about half the portfolio in buildings that are 100% rent regulated and half with a mix of market rents ▪ Borrowers have over 50% equity in these properties ▪ With average seasoning over 7 years, these borrowers have experienced rate resets ▪ Credit performance is solid with low levels of delinquencies, criticized, and classified loans 1 Data as of December 31, 2023 2 Based on annual loan reviews

▪ All loans underwritten with a 250-300 bps increase in rates at origination; especially when rates were low ▪ Debt coverage ratios (DCR) based on current rents; not projected cash flows ▪ Underwritten Net Operating Income (NOI) at origination includes forecasted increases in expenses and potential increase interest rates, which limits overall leverage ▪ Cap rates were underwritten to 5%+ when rates were low ▪ Annual loan reviews performed; cash flows updated annually and a trend analysis on the portfolio is performed ▪ 30-year amortization ▪ Loans generally reset every 5 years (FHLB Advance rate + 225 bps) 31 Investor CRE: Conservative Underwriting Standards Portfolio Data Points Portfolio Size: $1.9 billion Average Loan Size: $2.5 million Current Weighted Average Coupon: 4.90% Weighted Average LTV: 51% % of Loans with LTV >75% 0% Weighted Average DCR: 1.88x NPLs/Loans 0% 30-89 Day Delinquent/Loans 0.47% Criticized and Classified Loans/Loans 5 bp Underwriting Standards at Origination

15% 30% 21% 18% 16% Bronx Kings Manhattan Queens Other 10% 17% 18% 19% 7% 6% 9% 3% 11% Bronx Kings Manhattan Queens Other NY Nassau Suffolk NJ CT/Other Multifamily Geography Geographically Diverse Multifamily and CRE Portfolios 32 Underwrite Real Estate Loans with a Cap Rates over 6% in 1Q24 (5%+ Historically) and Stress Test Each Loan $2.6B Portfolio Non-Owner Occupied CRE Geography $1.9B Portfolio

Well-Diversified Commercial Business Portfolio

Real Estate Collateral
$707MM



$1.4B
Total Portfolio
11.8%
11.8%
10.8%
9.3%
7.4%
6.6%
5.7%
5.6%
5.4%
3.7%
3.1%
2.7%
2.5%
2.5%
2.3%
2.1%
2.0%
1.6%
1.6%
1.5%

- Other: 11.8%
- Wholesalers: 10.8%
- Construction / Contractors: 7.4%
- Medical Professionals: 5.7%
- Manufacturer: 5.4%
- Apparel: 3.1%
- Restaurants: 2.5%
- Real Estate: 2.3%
- Food Services: 2.0%
- Airlines: 1.6%
- Trucking / Vehicle Transport: 11.8%
- Financing Company: 9.3%
- Professional Services (Excluding Medical): 6.6%
- Hotels: 5.6%
- Automobile Related: 3.7%
- Electrical Equipment: 2.7%
- Civic and Social Organizations: 2.5%
- Theaters: 2.1%
- Retailer: 1.6%
- Schools / Daycare Centers: 1.5%

Commercial Business

- Primarily in market lending
- Annual sales up to $250 million
- Lines of credit and term loans, including owner occupied mortgages
- Loans secured by business assets, including account receivables, inventory, equipment, and real estate
- Personal guarantees are generally required
- Originations are generally $100,000 to $10 million
- Adjustable rate loans with adjustment periods of five years for owner-occupied mortgages and for lines of credit the adjustment period is generally monthly
- Generally not subject to limitations on interest rate increases but have interest rate floors

Average loan size of $1.1 million

FFIC FLUSHING Financial Corporation

Data as of March 31, 2024

33

Reconciliation of GAAP Earnings and Core Earnings 34 Non-cash Fair Value Adjustments to GAAP Earnings The variance in GAAP and core earnings is partly driven by the impact of non-cash net gains and losses from fair value adjustments. These fair value adjustments relate primarily to borrowings carried at fair value under the fair value option. Core Net Income, Core Diluted EPS, Core ROAE, Core ROAA, Pre-provision, Pre-tax Net Revenue, Core Net Interest Income FTE, Core Net Interest Margin FTE, Core Interest Income and Yield on Total Loans, Core Noninterest Income, Core Noninterest Expense and Tangible Book Value per common share are each non-GAAP measures used in this presentation. A reconciliation to the most directly comparable GAAP financial measures appears below in tabular form. The Company believes that these measures are useful for both investors and management to understand the effects of certain interest and noninterest items and provide an alternative view of the Company's performance over time and in comparison, to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as this measure is commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes this measure facilitates comparison of the quality and composition of the Company's capital over time and in comparison, to its competitors. This measure should not be viewed as a substitute for total shareholders' equity. These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

35 1 Core diluted earnings per common share may not foot due to rounding 2 Ratios are calculated on an annualized basis Reconciliation of GAAP to CORE Earnings - Quarters (Dollars in thousands, except per share data) GAAP income before income taxes $ 4,997 $ 11,754 $ 10,752 $ 11,872 $ 5,455 Net (gain) loss from fair value adjustments (Noninterest income (loss)) 834 (906) 1,246 (294) (2,619) Life insurance proceeds (Noninterest income (loss)) — (697) (23) (561) — Net (gain) loss from fair value adjustments on qualifying hedges (Net interest income) 187 872 (1,348) 205 (100) Net amortization of purchase accounting adjustments and intangibles (Various) (169) (355) (237) (227) (188) Miscellaneous expense (Professional services) — 526 — — — Core income before taxes 5,849 11,194 10,390 10,995 2,548 Provision for core income taxes 1,537 3,648 2,819 3,083 659 Core net income $ 4,312 $ 7,546 $ 7,571 $ 7,912 $ 1,889 GAAP diluted earnings per common share $ 0.12 $ 0.27 $ 0.26 $ 0.29 $ 0.13 Net (gain) loss from fair value adjustments, net of tax 0.02 (0.02) 0.03 (0.01) (0.06) Life insurance proceeds — (0.02) — (0.02) — Net (gain) loss from fair value adjustments on qualifying hedges, net of tax — 0.02 (0.03) — — Net amortization of purchase accounting adjustments, net of tax — (0.01) (0.01) (0.01) (0.01) Miscellaneous expense, net of tax — 0.01 — — — Core diluted earnings per common share(1) $ 0.14 $ 0.25 $ 0.25 $ 0.26 $ 0.06 Core net income, as calculated above $ 4,312 $ 7,546 $ 7,571 $ 7,912 $ 1,889 Average assets 8,707,505 8,569,002 8,505,346 8,462,442 8,468,317 Average equity 669,185 669,819 675,041 672,835 683,058 Core return on average assets(2) 0.20% 0.35% 0.36% 0.37% 0.09 % Core return on average equity(2) 2.58% 4.51% 4.49% 4.70% 1.11 % For the three months ended September 30, June 30, 2023 2023 March 31, 2024 March 31, December 31, 2023 2023

Reconciliation of GAAP Revenue and Pre-provision Pre-tax Net Revenue - Quarters

	For the three months ended				
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP Net interest income	$ 42,397	$ 46,085	$ 44,427	$ 43,378	$ 45,262
Net (gain) loss from fair value adjustments on qualifying hedges	187	872	(1,348)	205	(100)
Net amortization of purchase accounting adjustments	(271)	(461)	(347)	(340)	(306)
Core Net interest income	$ 42,313	$ 46,496	$ 42,732	$ 43,243	$ 44,856
GAAP Noninterest income	$ 3,084	$ 7,402	$ 3,309	$ 5,020	$ 6,857
Net (gain) loss from fair value adjustments	834	(906)	1,246	(294)	(2,619)
Life insurance proceeds	—	(697)	(23)	(561)	—
Core Noninterest income	$ 3,918	$ 5,799	$ 4,532	$ 4,165	$ 4,238
GAAP Noninterest expense	$ 39,892	$ 40,735	$ 36,388	$ 35,110	$ 39,156
Net amortization of purchase accounting adjustments	(102)	(106)	(110)	(113)	(118)
Miscellaneous expense	—	(526)	—	—	—
Core Noninterest expense	$ 39,790	$ 40,103	$ 36,278	$ 34,997	$ 39,038
Net interest income	$ 42,397	$ 46,085	$ 44,427	$ 43,378	$ 45,262
Noninterest income	3,084	7,402	3,309	5,020	6,857
Noninterest expense	(39,892)	(40,735)	(36,388)	(35,110)	(39,156)
Pre-provision pre-tax net revenue	$ 5,589	$ 12,752	$ 11,348	$ 13,288	$ 12,963
Core:					
Net interest income	$ 42,313	$ 46,496	$ 42,732	$ 43,243	$ 44,856
Noninterest income	3,918	5,799	4,532	4,165	4,238
Noninterest expense	(39,790)	(40,103)	(36,278)	(34,997)	(39,038)
Pre-provision pre-tax net revenue	$ 6,441	$ 12,192	$ 10,986	$ 12,411	$ 10,056
Efficiency Ratio	86.1 %	76.7 %	76.8 %	73.8 %	79.5 %

FFIC FLUSHING Financial Corporation

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

36

Reconciliation of GAAP to Core Net Interest Income and NIM - Quarters

	For the three months ended				
(Dollars in thousands)	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
GAAP net interest income	$ 42,397	$ 46,085	$ 44,427	$ 43,378	$ 45,262
Net (gain) loss from fair value adjustments on qualifying hedges	187	872	(1,348)	205	(100)
Net amortization of purchase accounting adjustments	(271)	(461)	(347)	(340)	(306)
Tax equivalent adjustment	100	101	102	101	100
Core net interest income FTE	$ 42,413	$ 46,597	$ 42,834	$ 43,344	$ 44,956
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans	(928)	(3,416)	(857)	(315)	(680)
Net interest income FTE excluding episodic items	$ 41,485	$ 43,181	$ 41,977	$ 43,029	$ 44,276
Total average interest-earning assets [(1)]	$ 8,238,395	$ 8,080,550	$ 8,027,201	$ 7,996,067	$ 8,006,970
Core net interest margin FTE	2.06 %	2.31 %	2.13 %	2.17 %	2.25 %
Net interest margin FTE excluding episodic items	2.01 %	2.14 %	2.09 %	2.15 %	2.21 %
GAAP interest income on total loans, net	$ 92,959	$ 95,616	$ 91,466	$ 85,377	$ 82,889
Net (gain) loss from fair value adjustments on qualifying hedges - loans	123	978	(1,379)	157	(101)
Net amortization of purchase accounting adjustments	(295)	(484)	(358)	(345)	(316)
Core interest income on total loans, net	$ 92,787	$ 96,110	$ 89,729	$ 85,189	$ 82,472
Average total loans, net [(1)]	$ 6,807,944	$ 6,872,115	$ 6,817,642	$ 6,834,644	$ 6,876,495
Core yield on total loans	5.45 %	5.59 %	5.26 %	4.99 %	4.80 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for all periods presented

37

38 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Quarters (Dollars in thousands) Total Equity $ 669,827 $ 669,837 $ 666,521 $ 670,247 $ 672,345 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,428) (1,537) (1,651) (1,769) (1,891) Tangible Stockholders' Common Equity $ 650,763 $ 650,664 $ 647,234 $ 650,842 $ 652,818 Total Assets $ 8,807,325 $ 8,537,236 $ 8,579,375 $ 8,474,852 $ 8,479,734 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (17,636) Core deposit intangibles (1,428) (1,537) (1,651) (1,769) (1,891) Tangible Assets $ 8,788,261 $ 8,518,063 $ 8,560,088 $ 8,455,447 $ 8,460,207 Tangible Stockholders' Common Equity to Tangible Assets 7.40% 7.64% 7.56% 7.70% 7.72% 2023 December 31, 2024 March 31, 2023 June 30, March 31, 2023 September 30, 2023

Reconciliation of GAAP Earnings and Core Earnings - Years

(Dollars In thousands, except per share data)	Years Ended December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP income (loss) before income taxes	$ 39,833	$ 104,852	$ 109,278	$ 45,182	$ 53,331	$ 65,485
Day 1, Provision for Credit Losses - Empire transaction	—	—	—	1,818	—	—
Net (gain) loss from fair value adjustments	(2,573)	(5,728)	12,995	2,142	5,353	4,122
Net (gain) loss on sale of securities	—	10,948	(113)	701	15	1,920
Life insurance proceeds	(1,281)	(1,822)	—	(659)	(462)	(2,998)
Net gain on sale or disposition of assets	—	(104)	(621)	—	(770)	(1,141)
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Accelerated employee benefits upon Officer's death	—	—	—	—	455	149
Prepayment penalty on borrowings	—	—	—	7,834	—	—
Net amortization of purchase accounting adjustments	(1,007)	(2,030)	(2,489)	80	—	—
Miscellaneous/Merger expense	526	—	2,562	6,894	1,590	—
Core income before taxes	35,127	105,341	119,533	65,177	61,190	67,537
Provision for core income taxes	10,209	28,502	30,769	15,428	13,957	11,960
Core net income	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577
GAAP diluted earnings (loss) per common share	$ 0.96	$ 2.50	$ 2.59	$ 1.18	$ 1.44	$ 1.92
Day 1, Provision for Credit Losses - Empire transaction, net of tax	—	—	—	0.05	—	—
Net (gain) loss from fair value adjustments, net of tax	(0.06)	(0.14)	0.31	0.06	0.14	0.10
Net (gain) loss on sale of securities, net of tax	—	0.26	—	0.02	—	0.05
Life insurance proceeds	(0.04)	(0.06)	—	(0.02)	(0.02)	(0.10)
Net gain on sale or disposition of assets, net of tax	—	—	(0.01)	—	(0.02)	(0.03)
Net (gain) loss from fair value adjustments on qualifying hedges, net of tax	(0.01)	(0.02)	(0.05)	0.03	0.05	—
Accelerated employee benefits upon Officer's death, net of tax	—	—	—	—	0.01	—
Prepayment penalty on borrowings, net of tax	—	—	—	0.20	—	—
Net amortization of purchase accounting adjustments, net of tax	(0.02)	(0.05)	(0.06)	—	—	—
Miscellaneous/Merger expense, net of tax	0.01	—	0.06	0.18	0.04	—
NYS tax change	—	—	(0.02)	—	—	—
Core diluted earnings per common share[1]	$ 0.83	$ 2.49	$ 2.81	$ 1.70	$ 1.65	$ 1.94
Core net income, as calculated above	$ 24,918	$ 76,839	$ 88,764	$ 49,749	$ 47,233	$ 55,577
Average assets	8,501,564	8,307,137	8,143,372	7,276,022	6,947,881	6,504,598
Average equity	675,151	672,742	648,946	580,067	561,289	534,735
Core return on average assets[2]	0.29 %	0.92 %	1.09 %	0.68 %	0.68 %	0.85 %
Core return on average equity[2]	3.69 %	11.42 %	13.68 %	8.58 %	8.42 %	10.39 %

FFIC FLUSHING Financial Corporation

[1] Core diluted earnings per common share may not foot due to rounding

[2] Ratios are calculated on an annualized basis

39

Reconciliation of GAAP Revenue and Pre-Provision Pre-Tax Net Revenue - Years

	Years Ended					
(Dollars In thousands)	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP Net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,454)	(2,542)	(3,049)	(11)	—	—
Core Net interest income	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406
GAAP Noninterest income	$ 22,588	$ 10,009	$ 3,687	$ 11,043	$ 9,471	$ 10,337
adjustments	(2,573)	(5,728)	12,995	2,142	5,353	4,122
Net (gain) loss on sale of securities	—	10,948	(113)	701	15	1,920
Life insurance proceeds	(1,281)	(1,822)	—	(659)	(462)	(2,998)
Net gain on disposition of assets	—	(104)	(621)	—	(770)	(1,141)
Core Noninterest income	$ 18,734	$ 13,303	$ 15,948	$ 13,227	$ 13,607	$ 12,240
GAAP Noninterest expense	$ 151,389	$ 143,692	$ 147,322	$ 137,931	$ 115,269	$ 111,683
Prepayment penalty on borrowings	—	—	—	(7,834)	—	—
Accelerated employee benefits upon Officer's death	—	—	—	—	(455)	(149)
Net amortization of purchase accounting adjustments	(447)	(512)	(560)	(91)	—	—
Miscellaneous/Merger expense	(526)	—	(2,562)	(6,894)	(1,590)	—
Core Noninterest expense	$ 150,416	$ 143,180	$ 144,200	$ 123,112	$ 113,224	$ 111,534
GAAP:						
Net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Noninterest income	22,588	10,009	3,687	11,043	9,471	10,337
Noninterest expense	(151,389)	(143,692)	(147,322)	(137,931)	(115,269)	(111,683)
Pre-provision pre-tax net revenue	$ 50,351	$ 109,933	$ 104,334	$ 68,311	$ 56,142	$ 66,060
Core:						
Net interest income	$ 177,327	$ 240,299	$ 242,841	$ 196,373	$ 163,618	$ 167,406
Noninterest income	18,734	13,303	15,948	13,227	13,607	12,240
Noninterest expense	(150,416)	(143,180)	(144,200)	(123,112)	(113,224)	(111,534)
Pre-provision pre-tax net revenue	$ 45,645	$ 110,422	$ 114,589	$ 86,488	$ 64,001	$ 68,112
Efficiency Ratio	76.7 %	56.5 %	55.7 %	58.7 %	63.9 %	62.1 %

Efficiency ratio, a non-GAAP measure, was calculated by dividing core noninterest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of core net interest income and core noninterest income.

FFIC FLUSHING Financial Corporation 40

Reconciliation of GAAP and Core Net Interest Income and NIM - Years

(Dollars In thousands)	Years Ended December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018
GAAP net interest income	$ 179,152	$ 243,616	$ 247,969	$ 195,199	$ 161,940	$ 167,406
Net (gain) loss from fair value adjustments on qualifying hedges	(371)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,454)	(2,542)	(3,049)	(11)	—	—
Tax equivalent adjustment	404	461	450	508	542	895
Core net interest income FTE	$ 177,731	$ 240,760	$ 243,291	$ 196,881	$ 164,160	$ 168,301
Prepayment penalties received on loans and securities, net of reversals and recoveries of interest from nonaccrual loans	(6,497)	(6,627)	(4,576)	(6,501)	(7,058)	(7,050)
Net interest income FTE excluding episodic items	$ 171,234	$ 234,133	$ 238,715	$ 190,380	$ 157,102	$ 161,251
Total average interest-earning assets [(1)]	$ 8,027,898	$ 7,841,407	$ 7,681,441	$ 6,863,219	$ 6,582,473	$ 6,194,248
Core net interest margin FTE	2.21 %	3.07 %	3.17 %	2.87 %	2.49 %	2.72 %
Net interest margin FTE excluding episodic items	2.13 %	2.99 %	3.11 %	2.77 %	2.39 %	2.60 %
GAAP interest income on total loans, net	$ 355,348	$ 293,287	$ 274,331	$ 248,153	$ 251,744	$ 232,719
Net (gain) loss from fair value adjustments on qualifying hedges	(345)	(775)	(2,079)	1,185	1,678	—
Net amortization of purchase accounting adjustments	(1,503)	(2,628)	(3,013)	(356)	—	—
Core interest income on total loans, net	$ 353,500	$ 289,884	$ 269,239	$ 248,982	$ 253,422	$ 232,719
Average total loans, net [(1)]	$ 6,850,124	$ 6,748,165	$ 6,653,980	$ 6,006,931	$ 5,621,033	$ 5,316,968
Core yield on total loans	5.16 %	4.30 %	4.05 %	4.14 %	4.51 %	4.38 %

FFIC FLUSHING Financial Corporation

[1] Excludes purchase accounting average balances for the years ended 2023, 2022, 2021, and 2020

41

42 Calculation of Tangible Stockholders’ Common Equity to Tangible Assets - Years (Dollars in thousands) Total Equity $ 669,837 $ 677,157 $ 679,628 $ 618,997 $ 579,672 $ 549,464 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Stockholders' Common Equity $ 650,664 $ 657,504 $ 659,758 $ 598,476 $ 563,837 $ 533,627 Total Assets $ 8,537,236 $ 8,422,946 $ 8,045,911 $ 7,976,394 $ 7,017,776 $ 6,834,176 Less: Goodwill (17,636) (17,636) (17,636) (17,636) (16,127) (16,127) Core deposit intangibles (1,537) (2,017) (2,562) (3,172) — — Intangible deferred tax liabilities — — 328 287 292 290 Tangible Assets $ 8,518,063 $ 8,403,293 $ 8,026,041 $ 7,955,873 $ 7,001,941 $ 6,818,339 Tangible Stockholders' Common Equity to Tangible Assets 7.64% 7.82% 8.22% 7.52% 8.05% 7.83% 2021 2020 2019 2018 December 31, December 31, December 31, December 31, December 31, 2023 December 31, 2022

43 Contact Details Susan K. Cullen SEVP, CFO & Treasurer Phone: (718) 961-5400 Email: scullen@flushingbank.com Al Savastano, CFA Director of Investor Relations Phone: (516) 820-1146 Email: asavastano@flushingbank.com